EXHIBIT 1.01

CONFLICT MINERALS REPORT OF CONTROL4 CORPORATION

FOR THE REPORTING PERIOD FROM JANUARY 1, 2015 TO DECEMBER 31, 2015

Background

This Conflict Minerals Report of Control4 Corporation (“Control4”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (17 CFR 240.13p-1) (the “Rule”) promulgated by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to how companies source certain minerals as directed by the Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. These specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, namely the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

If Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in those products originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company knows or has reason to believe that any of the necessary Conflict Minerals in its supply chain may have originated in the Covered Countries, and may not be from recycled or scrap sources, then the company must perform due diligence on the Conflict Minerals’ source and chain of custody.

Company Overview

Control4 is a leading provider of personalized, smart home solutions that are designed to enhance the daily lives of its customers. Smart home solutions provide consumers with the ability to integrate audio, video, lighting, temperature, security, communications and other functionalities into a unified home-automation solution, customized to match their lifestyle, and Control4’s advanced software, delivered through our controller products, cloud services and user-interface products, powers this customized experience, enabling cohesive interoperability with thousands of connected Control4 and third-party devices in the home.

Description of the Products Covered by this Report

This Report relates to Control4’s products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were contracted to be manufactured by Control4; and (iii) for which the manufacture was completed during calendar year 2015. These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

•

Controllers: These devices contain Control4’s proprietary software that serves as a central hub to connect and control connected Control4 and third-party devices throughout the home. Our controllers use a ZigBee transceiver and a WiFi transceiver to interface to the home network.

•	Interfaces: Interface products include remote controls, mountable touch screens, and door station units.
•	Audio/Visual Products: Audio/Visual products are designed to deliver audio and video to multiple rooms within a home automation system, and include amplifiers and audio matrix switches.
•	Lighting: Lighting products include dimmers, relays, switches and configurable keypads and allow lighting control and automation throughout the home.
•	Climate Control: Climate control products include thermostats and fireplace switches and integrate existing heating and cooling systems with the home automation system.

Supply Chain Overview

Control4 does not directly manufacture any of its products, but instead relies on contract manufacturers to fabricate its products.  Thus, Control4 is completely removed from the sourcing and mining of Conflict Minerals.  We do not purchase the Conflict Minerals directly from mines, smelters or refiners. Control4’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals that are used to make the Covered Products’ component parts. Therefore, we must rely on our contract manufacturers and suppliers to provide information regarding the origin of the Conflict Minerals in the Covered Products as explained in greater detail below.

Reasonable Country-of-Origin Inquiry and Due Diligence Performed

Control4 has conducted a good faith RCOI regarding the Conflict Minerals that was designed to determine whether any of the Conflict Minerals in the Covered Products originated in the Covered Countries and/or whether any of the Conflict Minerals may be from recycled or scrap sources. The RCOI comprised the conduct described under the caption “Description of Due Diligence Measures -- Identify and Assess Risk in the Supply Chain” below. As a result of the RCOI, Control4 has reason to believe that a portion of the Conflict Minerals in its Covered Products may have originated in the “Covered Countries” and that these necessary Conflict Minerals may not be from recycled or scrap sources, so Control4 also performed due diligence on the source and chain of custody of the necessary Conflict Minerals. Control4 designed its due diligence process based on the due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, (the “OECD Framework”), and to be consistent with Control4’s distance in the supply chain from the direct procurement of Conflict Minerals.

Description of Due Diligence Measures

Control4 integrated OECD’s Five-Step Framework into its due diligence measures as described below.

1.  Establish Strong Company Management Systems

Control4 has a policy regarding Conflict Minerals that outlines its commitment to promote responsible sourcing practices and to promote the use of conflict-free minerals in our supply chain (the “Policy”). This policy is available on our website at http://www.control4.com/legal/conflict-minerals-policy. Control4 formed a cross-organizational committee to help us comply with our obligations under the Rule.  The committee includes representatives from our product, supply chain, legal and finance teams. The committee met periodically over the course of 2015 and into 2016 to review Control4’s supply chain with respect to our use of components containing Conflict Minerals in 2015. Members of Control4’s executive team had oversight responsibility for the work done by this committee. Committee members reviewed the Rule, the OECD Framework, and various other supplementary materials provided by third parties, including the Conflict-Free Smelter & Refiners information provided by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative founded by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”), as well as seeking advice from its outside auditors and legal counsel.  The committee was responsible for communicating with our suppliers in order to encourage reporting, including completing and returning the Conflict Minerals Reporting Template (“Template”) created by CFSI. In addition, Control4 established an internal electronic database for maintenance of business records relating to Conflict Minerals due diligence, including supplier responses to our inquiries, as well as spreadsheets containing aggregate data. If any investor has any concern about Control4’s Conflict Minerals Policy or sourcing, they may contact our board of directors in the manner described at http://investor.control4.com/directors.cfm.

2.  Identify and Assess Risk in the Supply Chain

As the first step in the good faith RCOI and due diligence process, Control4 identified the suppliers believed to be potentially providing products and components that contain Conflict Minerals (the “Identified Suppliers”), which excluded packaging suppliers and suppliers of other products which do not contain any components that could contain Conflict Minerals. We then sent a letter to each of our Identified Suppliers communicating Control4’s commitment to sourcing responsibly and outlining our expectation that they do the same.  To help suppliers understand Control4’s expectations and its due diligence and disclosure obligations under the Rule, and to facilitate supplier responsiveness to Control4’s inquiry, Control4 provided suppliers with background information about the Rule and references to training materials and other informational resources.

Control4 requested that each Identified Supplier complete and return the Template, which provides a standardized method for companies to collect representations, statements and data from their suppliers related to the presence, use, source and chain of custody of the Conflict Mineral. We requested our Identified Suppliers to use the Template to identify the smelters and refiners in the supply chain, as well as the country and mine of origin, of the Conflict Minerals used in our Covered Products.

A total of 68 out of 99 suppliers were classified as Identified Suppliers and were contacted as part of the due diligence process. As of the date of this Report, out of 68 Identified Suppliers, Control4 has received responses from 47 of Identified Suppliers. In instances where an Identified Supplier failed to return a completed Template, committee members had follow-up discussions and/or sent repeat requests to insist on completion of the Template. Even after providing our suppliers with explanatory materials, instructions and/or follow-up, in a number of instances Control4 received incomplete information regarding the facilities utilized to process necessary Conflict Minerals in supplier parts, as well as insufficient information regarding the mines or sources of origin of those Conflict Minerals. Some suppliers responded generally on a company-wide basis when a more tailored response would have been more appropriate.

To the extent that Control4 was able to identify smelters and refiners that might be in the supply chain based on data provided by its Identified Suppliers, the committee took steps to assess the smelters’ or refiners’ due diligence to the extent practicable. Control4 has not conducted its own supply chain audits, but rather, has relied on the information provided by the Conflict-Free Smelter Program (“CFSP”) developed by the CFSI to help assess the due diligence conducted by the identified smelters and refiners and to assess or verify their conflict-free status.  The CFSP identifies smelters and refiners that an independent third-party audit has confirmed have systems in place that comply with the CFSP’s assessment protocols to assure sourcing of only conflict-free minerals. In particular, we compared the smelters and refiners identified by Identified Suppliers against the list of smelter and refinery facilities that received a “conflict free” designation through the CFSP.

3.  Design and Implement a Strategy to Respond to Risk

Through its Policy, contract provisions and interaction with suppliers, Control4 encourages its suppliers to promote responsible sourcing practices for any Conflict Minerals used in our Covered Products. Control4 determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence efforts, including where suppliers do not cooperate or ultimately do not source from smelters that have been designated as “conflict free” by the CFSP. Potential outcomes typically include continuing to work with the supplier while risks are addressed, but could also include reassessing the relationship with, including looking for alternative sources and restricting or terminating our relationship with, the supplier. As we assess these relationships, we will also take additional factors into consideration including supplier size and capabilities, whether alternatives are available and Control4’s dependence on the supplier.

4.   Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Control4 does not have any direct relationships with any smelters or refiners in its supply chain, and it did not perform or direct audits of any entity within its supply chain. As an alternative, the Company has relied on publically available information provided by independent third-party audit programs, such as the CFSP.

5.   Report on Supply Chain Due Diligence

As required under the Rule, Control4 has filed our Form SD with the SEC for the 2015 Reporting Period, which contains this Report as an exhibit, and we have posted this Report at www.control4.com.

Due Diligence Outcome

Based on the information gathered in connection with our due diligence efforts, we do not have any basis at present for believing that any of the necessary Conflict Minerals in our products financed or benefitted armed groups in the Covered Countries.  However, given that not all our suppliers responded to our inquiries and of those that did respond not all of the smelters identified were certified as “conflict free” by the CFSP and that a number of supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain, or unknown, overbroad, or incomplete, Control4 cannot determine that no necessary Conflict

Minerals in Covered Products did not finance or benefit, directly or indirectly, armed groups in the Covered Countries.

The statements above are based on the RCOI process and due diligence performed in good faith by Control4 as described above, but as noted, Control4 is a downstream entity, and does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing these minerals to their sources is a challenge that requires the Company to rely on its suppliers in its efforts to achieve supply chain transparency. A number of factors could introduce errors or otherwise affect this Report. These factors include, but are not limited to, incomplete product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers in their reporting, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries sourced materials being declared secondary materials, and smuggling of the Conflict Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While some of Control4’s contract suppliers provided information for the particular products they supply to Control4, the majority provided this information on a company-wide basis. When the Identified Suppliers provided product-level information, Control4 has listed in Schedule 1 of this Report the smelters or refiners identified. However, with the exception of our largest supplier, Sanmina Corporation, when the Identified Suppliers provided only company-level information, Control4 determined that it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular type of component in the Covered Products, and thus did not include the smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that were listed on the CFSI Standard Smelter List tab of the Template, because those are the only reported entities that Control4 was able to determine were smelters or refiners. Based solely on information provided by suppliers and the CFSP, of the 296 smelters and refiners identified on Schedule 1, 146 have been certified as “conflict free” by the CFSP, and an additional 66 of these smelters and refiners were previously certified as “conflict free” but the certifications have subsequently expired, with 28 of these 66 currently actively involved in the re-audit process.

Identified Countries of Origin of Necessary Conflict Minerals

Control4 has listed in Schedule 2 of this Report the countries of origin of the Necessary Conflict Minerals provided to us in the Templates of Identified Suppliers that reported product-level information and Sanmina Corporation, where such information was included.

Future Due Diligence and Risk Mitigation

Control4 expects to take the following steps, among others, to continue to improve the due diligence conducted and to further mitigate the risk that the necessary Conflict Minerals in Control4’s products benefit armed groups in the Covered Countries, including:

1. Control4 intends to continue to work with contract manufacturers and suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain complete and accurate information in 2016.

2. Control4 intends to request that contract manufacturers and suppliers complete the Templates by providing product- or component-specific information and provide responses that identify materials down to the smelter and countries of origin of the Conflict Minerals.

3. Control4 intends to engage in continuing education to employees who are involved with material, component and supplier selection.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Report are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual actions or results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this Report represent Control4’s views as of the date this Report was filed with the

SEC. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of filing of this Report.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Gold and Silver Refinery of China	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Schedule 2

Countries of Origin

Australia
Austria
Belgium
Bolivia
Brazil
Canada
Chile
China
Ethiopia
Germany
India
Indonesia
Japan
Korea
Malaysia
Mexico
Mozambique
Namibia
Peru
Portugal
Russia
Rwanda[1]
Sierra Leone
Spain
Switzerland
Taiwan
Thailand
United States
Zimbabwe

1  Where the Democratic Rwanda was identified as the country of origin, Control4confirmed that the identified smelter or refiner was certified as “conflict-free” by the CFSP.